Exhibit 32

Certification Pursuant to 18 U.S.C. Sec. 1350

(Section 906 of the Sarbanes – Oxley Act of 2002)

In connection with the filing by Five Star Quality Care, Inc. (the “Company”) of the Quarterly Report on Form 10-Q as amended by Form 10-Q/A for the period ending September 30, 2003 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Evrett W. Benton
Evrett W. Benton
President and Chief Executive Officer

/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
Treasurer and Chief Financial Officer